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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

Wholly-Owned Subsidiaries

                                                                      PLACE OF INCORPORATION
1.  E-House & Cityrehouse Real Estate Consultancy Ltd.                  British Virgin Islands

2.  E-House Real Estate Ltd.                                            British Virgin Islands

3.  CRIC (China) Information Technology Co., Ltd.                       British Virgin Islands

4.  E-House & Cityrehouse Real Estate Development Limited               British Virgin Islands

5.  E-House International Estate Agency Limited                                Hong Kong

6.  Shanghai Cityrehouse Real Estate Agency Co., Ltd.                             PRC

7.  Shanghai Real Estate Consultant and Sales (Group) Co., Ltd.                   PRC

8.  Shanghai CRIC Information Technology Co., Ltd.                                PRC

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Consolidated Affiliated Entities

                                                                                PLACE OF INCORPORATION
1.  Shanghai Shenlan Real Estate Consultant and Marketing Co., Ltd.                       PRC

2.  Nanjing Jinyue Real Estate Consultant Co., Ltd.                                       PRC

3.  Shanghai Urban Real Estate Broker Co., Ltd.                                           PRC

4.  Fujian Jinyue Real Estate Consultant Co., Ltd.                                        PRC

5.  Shenzhen E-house Real Estate Co., Ltd.                                                PRC

6.  Shanghai E-house Real Estate Academy                                                  PRC

7.  Beijing Jinyue Real Estate Broker Co., Ltd.                                           PRC

8.  Jinan Fangzouweiye Consultant Co., Ltd.                                               PRC

9.  Shenyang E-house Real Estate Agent Co., Ltd.                                          PRC

10. Jinan Jinyue Real Estate Sales and Marketing Co., Ltd.                                PRC

11. Wuhan E-house Investment Co., Ltd.                                                    PRC

12. Zheng Zhou Jinyue Real Estate Investment Consultant Co., Ltd.                         PRC

13. Changsha Jinyue Real Estate Sales Co., Ltd.                                           PRC

14. Jiangxi E-House Real Estate Sales Co., Ltd.                                           PRC

15. Shaanxi E-House Real Estate Investment Consultant Co., Ltd.                           PRC

16. Chengdu E-House Western Real Estate Investment Consultant Co., Ltd.                   PRC

17. Chongqing E-house Investment Consultant Co., Ltd.                                     PRC